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                                                                    EXHIBIT 99.1

                    INSTRUCTIONS FOR USE OF VELOCITY EXPRESS
                        SUBSCRIPTION RIGHTS CERTIFICATES

      Consult the Velocity Express, Your Bank or Broker as to Any Questions

        The following instructions relate to a rights offering (the "Rights Offering") by Velocity Express Corporation, a Delaware corporation (the "Company"), to the holders of record (the "Record Holders") of its Common Stock, par value $0.004 per share ("Common Stock"), its Series B Convertible Preferred Stock, par value $0.004 per share ("Series B Preferred"), its Series C Convertible Preferred Stock, par value $0.004 per share ("Series C Preferred"), its Series D Convertible Preferred Stock, par value $0.004 per share ("Series D Preferred"), its Series F Convertible Preferred Stock, par value $0.004 per share ("Series F Preferred"), its Series G Convertible Preferred Stock, par value $0.004 per share ("Series G Preferred"), its Series H Convertible Preferred Stock, par value $0.004 per share ("Series H Preferred" and together with the Common Stock, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series F Preferred and the Series G Preferred, the "Capital Stock") as described in the Company's Prospectus dated ___________________, 2003 (the "Prospectus"). Record Holders of the Capital Stock at the close of business on September 11, 2003 (the "Record Date") are receiving subscription rights (the "Rights") to subscribe for and purchase shares of the Company's Series I Convertible Preferred Stock, par value $0.004 per share (the "Series I Preferred").

        Holders of Common Stock will receive 0.297952777 right for every share of Common Stock held on the Record Date. Holders of Series B Preferred will receive 0.486231363 rights for each share of Series B Preferred held on the Record Date; holders of Series C Preferred will receive 0.329810541 rights for each share of Series C Preferred held on the Record Date; holders of Series D Preferred will receive 0.813565586 rights for each share of Series D Preferred held on the Record Date; holders of Series F Preferred will receive 1.745371947 rights for each share of Series F Preferred held on the Record Date; holders of Series G Preferred will receive 0.072517623 rights for each share of Series G Preferred held on the Record Date; and holders of Series H Preferred will receive 2.979527767 rights for each share of Series H Preferred held on the Record Date.

        The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on _______________, 2003, unless extended in the sole discretion of the Company (as it may be extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. The Company will not be obligated to honor any purported exercise of Rights received by American Stock Transfer & Trust Company (the "Subscription Agent") after 5:00 p.m., New York City time, on the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. The Company may extend the Expiration Date by giving oral or written notice to the Subscription Agent on or before the Expiration Date, followed by a press release no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. The Rights will be evidenced by non-transferable Rights certificates (the "Subscription Rights Certificates").

        Each Right will entitle its holder to subscribe for one share of Series I Preferred (the "Basic Subscription Right"). The subscription price (the "Subscription Price") for the Series I Preferred is $2.20 per share.

        In addition, each holder of Rights who exercises his/her Basic Subscription Right in full will be eligible to subscribe (the "Over-Subscription Right") at the same cash price of $2.20 per share for shares of the Series I Preferred that are not otherwise purchased pursuant to the exercise of Rights under the Basic Subscription Right (the "Excess Shares"), subject to availability and pro ration as described below.

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Each holder of Rights may only exercise his/her Over-Subscription Right if he/she exercised his/her Basic Subscription Right in full and other holders of subscription Rights do not exercise their Basic Subscription Right in full. If there are not enough Excess Shares to satisfy all subscriptions made under the Over-Subscription Right, the Company will allocate the remaining Excess Shares pro rata, after eliminating all fractional shares, among those Rights holders who exercised their Over-Subscription Rights. "Pro rata" means in proportion to the amount of over-subscription price tendered by each person seeking to oversubscribe as of the expiration date of the offering. If there is a pro rata allocation of the remaining Excess Shares and a holder of Rights receives an allocation of a greater number of Excess Shares than he/she subscribed for under his/her Over-Subscription Right, then the Company will allocate to him/her only the number of Excess Shares for which he or she subscribed. The Company will allocate the remaining Excess Shares among all other holders exercising their Over-Subscription Rights. See "The Rights Offering--Subscription Rights" in the Prospectus.

        The number of Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Subscription Rights Certificate and returning the certificate to the Subscription Agent in the envelope provided pursuant to the procedures described in the Prospectus.

        YOUR SUBSCRIPTION RIGHTS CERTIFICATES, OR NOTICE OF GUARANTEED DELIVERY, AND SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION RIGHT OR THE OVER-SUBSCRIPTION RIGHT, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME OF THE RIGHTS OFFERING WILL EXPIRE.

        To exercise Rights, complete your Subscription Rights Certificate and send the properly completed and executed Subscription Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each share of Series I Preferred subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Right, to the Subscription Agent, on or prior to 5:00 p.m., New York City time, on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Series I Preferred being subscribed for (a) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent, or (b) by wire transfer of immediately available funds, to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at ______________ ABA No. ____________, further credit to ___________________, ATTN: ___________________ (the "Subscription Account"). Any
wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. Payments will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or (iii) receipt of collected funds in the Subscription Account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

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       The Subscription Rights Certificate and payment of the Subscription
Price, or, if applicable, Notices of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

                                    By Mail:
                     American Stock Transfer & Trust Company
                                 59 Maiden Lane
                               New York, NY 10038

                          By Hand or Overnight Courier:
                     American Stock Transfer & Trust Company
                                 59 Maiden Lane
                               New York, NY 10038
                                 (718) 234-5001

                Telephone Number for Confirmation: (800) 937-5449

        Questions may be answered by, and additional copies of relevant documents may be obtained through, contacting Wesley Fredenburg, our General Counsel and Secretary, at:

                          Velocity Express Corporation
                          7803 Glenroy Road, Suite 200
                          Minneapolis, Minnesota 55439
                                 (612) 492-2405

        Delivery to an address other than those above does not constitute valid delivery.

        By making arrangements with your bank or broker for the delivery of funds on your behalf, you may also request such bank or broker to exercise the Subscription Rights Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery"), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers Corporation, or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), to be received by the Subscription Agent on or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Subscription Rights Certificate or Subscription Rights Certificates held by you, the number of Series I Preferred being subscribed for pursuant to your Basic Subscription Right and the number of Series I Preferred, if any, being subscribed for pursuant to the Over-Subscription Right, and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Subscription Rights Certificate or Subscription Rights Certificates evidencing such Rights within three (3) business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Subscription Rights Certificate or Subscription Rights Certificates evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) business days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Rights Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission (Facsimile No.: (718) 236-2641). Additional copies of the Notice of Guaranteed

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Delivery may be obtained upon request from the Company at the address, or by calling the telephone number, set forth above.

        Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Right and the Over-Subscription Right on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Over-Subscription Right, as to the aggregate number of Rights that have been exercised and the number of Series I Preferred that are being subscribed for pursuant to the Over-Subscription Right, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. If more Excess Shares are subscribed for pursuant to the Over-Subscription Right than are available for sale, the Excess Shares will be allocated, as described above, among beneficial owners exercising the Over-Subscription Right in proportion to the amount of Over-Subscription price tendered by each person seeking to oversubscribe as of the expiration date of the Rights Offering.

        If the aggregate Subscription Price paid by you is insufficient to purchase the number of Series I Preferred subscribed for, or if no number of Series I Preferred to be purchased is specified, then you will be deemed to have exercised the Basic Subscription Right to purchase Series I Preferred to the full extent of the payment tendered.

        If the aggregate Subscription Price paid by you exceeds the amount necessary to purchase the number of Series I Preferred for which you have indicated an intention to subscribe (such excess being the "Subscription Excess"), then you will be deemed to have exercised the Over-Subscription Right to the full extent of the excess payment tendered, to purchase, to the extent available, that number of Series I Preferred equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. Any remaining amount shall be returned to you by mail without interest or deduction as soon as practicable after the Expiration Date and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected.

        The following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate unless you provide instructions to the contrary in your Subscription Rights Certificate.

                (a) Basic Subscription Right. As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Series I Preferred purchased pursuant to the Basic Subscription Right. See "The Rights Offering--Subscription Rights--Basic Subscription Right" in the Prospectus.

                (b) Over-Subscription Right. As soon as practicable after the Expiration Date and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises the Over-Subscription Right certificates representing the number of shares of Series I Preferred, if any, allocated to such Rights holder pursuant to the Over-Subscription Right. See "The Rights Offering--Subscription Rights--Over-Subscription Right" in the Prospectus.

                (c) Excess Cash Payments. As soon as practicable after the Expiration Date and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who exercises the Over-Subscription Right any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Over-Subscription Right.

                                        4

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        The Company will pay all fees and expenses of the Subscription Agent and has also agreed to indemnify the Subscription Agent from certain liabilities that they may incur in connection with the Rights Offering.

        The signature on the Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

        If the Subscription Rights Certificate is executed by a person other than the holder named on the face of the Subscription Rights Certificate, proper evidence of authority of the person executing the Subscription Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

        Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

        The method of delivery of Subscription Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.

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                                                                       EXHIBIT A

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                     SUBSCRIPTION RIGHTS CERTIFICATES ISSUED
                         BY VELOCITY EXPRESS CORPORATION

        This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated ___________________, 2003 (the "Prospectus") of Velocity Express Corporation, a Delaware corporation (the "Company"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Subscription Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on ___________________, 2003, unless such time is extended, or the Rights Offering is terminated, each as may be determined by the Company as described in the Prospectus (as it may be extended or terminated, the "Expiration Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering--Method of Subscription--Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $2.20 per share for each share of the Company's Series I Convertible Preferred Stock, par value $0.004 ("Series I Preferred"), subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering--Method of Payment" in the Prospectus at or prior to 5:00 p.m., New York City time on the Expiration Date even if the Subscription Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering--Method of Subscription--Exercise of Rights" in the Prospectus.

                           The Subscription Agent is:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

       If by Mail or Telegram:               If by Hand or Overnight Courier:
American Stock Transfer & Trust Company  American Stock Transfer & Trust Company
           59 Maiden Lane                            59 Maiden Lane
         New York, NY 10038                        New York, NY 10038
        Confirm by Telephone:                    Facsimile Transmission:
          (800) 937-5449                            (718) 234-5001

        DELIVERY OR TRANSMISSION OF THIS INSTRUMENT OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        Questions may be answered by, and additional copies of relevant documents may be obtained through contacting the Company's General Counsel and Secretary, Wesley Fredenburg:

                          Velocity Express Corporation
                          7803 Glenroy Road, Suite 200
                          Minneapolis, Minnesota 55439
                                 (612) 492-2405

                                       A-1

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Ladies and Gentlemen:

        The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing ___________________ Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Right to subscribe for ________ share(s) of Series I Preferred with respect to each of the Rights represented by such Subscription Rights Certificate(s) and (ii) the Over-Subscription Right relating to such Rights, to the extent that shares of Series I Preferred that are not otherwise purchased pursuant to the exercise of the Basic Subscription Rights (the "Excess Shares") are available therefor, for an aggregate of up to Excess Shares, subject to availability and pro ration.

        The undersigned understands that payment of the Subscription Price of $2.20 per share for each share of Series I Preferred subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Right must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $___________, either (check appropriate box):

        [ ]     is being delivered to the Subscription Agent herewith;

        or

        [ ] has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

        [ ]     Wire transfer of funds

                Name of transferor institution: _______________________________

                Date of transfer: _______________________________

                Confirmation number (if available):_____________________________

        [ ] Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

        [ ]     Certified check

        [ ]     Bank draft (cashier's check)

                                       A-1

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        [ ]     Money order

                Name of maker: _______________________________

                Date of check, draft or money order:____________________________

                Check, draft or money order number:-____________________________

                Bank or other institution on which check is drawn or issuer of money order: _______________________________

Signature(s)


___________________________

Name(s)


___________________________
(PLEASE TYPE OR PRINT)

ADDRESS


___________________________
___________________________
___________________________
___________________________
Area Code and Tel. No.(s)


Subscription Rights Certificates No(s). (if available)


___________________________

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                              GUARANTEE OF DELIVERY
    (NOT TO BE USED FOR SUBSCRIPTION RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers Corporation, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.


Dated:

_____________________


------------------------------------            --------------------------------
            (Address)                                   (Name of Firm)


------------------------------------            --------------------------------
  (Area Code and Telephone Number)                   (Authorized Signature)

        The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus of Velocity Express Corporation, dated ___________________, 2003. Failure to do so could result in a financial loss to such institution.